Exhibit 10.2

FIRST AMENDMENT TO THE SHARE EXCHANGE AGREEMENT

This First Amendment to Share Exchange Agreement (this “Amendment”) is made and entered into effective as of April 15, 2019, by and between Easby Land & Cattle Company, LLC, a Colorado limited liability company (“EASBY”), and Two Rivers Water & Farming Company, a Colorado corporation (“Two Rivers”). For purposes of this Agreement, each of EASBY and Two Rivers is sometimes individually referred to as a “Party” and both are collectively referred to as the “Parties.”

RECITALS

A. EASBY and Two Rivers entered into that certain Share Exchange Agreement dated effective as of February 22,2019 (the “Exchange Agreement”), concerning the Exchange of Shares between the Parties.

B. EASBY and Two Rivers desire to amend the Exchange Agreement as set forth herein.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, EASBY and Two Rivers hereby agree as follows:

1. Definitions. All terms used herein that are defined in the Exchange Agreement and not otherwise defined herein shall have the meanings assigned to them in the Exchange Agreement.

2. Amendments.

The Sections 7.03 of the Exchange Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.03 Termination by Any Vaxa Entity. This Agreement may be terminated by EASBY at any time prior to the Closing if:

(a)	if the Closing has not been consummated on or before May 31, 2019; provided, however, that the right to terminate this Agreement pursuant to this Section 7.03(a) will not be available to EASBY if EASBY’s breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Closing to be consummated on or before such date; or

(b)	there will have been a material breach of any representation, warranty, covenant, or agreement on the part of Two Rivers set forth in this Agreement such that the conditions to the Closing set forth in Section 6.01 or 6.02 would not be satisfied and, in either such case, such breach is incapable of being cured by June 15, 2019; provided, however, that EASBY will give Notice to Two Rivers at least thirty days prior to such termination stating its intention to terminate this Agreement pursuant to this Section 7.03(b); provided further, that EASBY will not have the right to terminate this Agreement pursuant to this Section 7.03(b) if it is then in material breach of any representation, warranty, covenant, or obligation under this Agreement, which breach has not been cured.

3. Continuance of Purchase Agreement; Binding Effect; Governing Law. All provisions of the Exchange Agreement, as amended hereby, shall remain in full force and effect and unchanged, except as provided herein. If any provision of this Amendment conflicts with the Exchange Agreement, the provisions of this Amendment shall control. This Amendment is binding upon and shall inure to the benefit of ESABY and Two Rivers, and their respective successors and permitted assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

4. Counterparts. This Amendment may be executed in any number of counterparts (including execution by facsimile or other electronic transmission) with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same document. Signature pages may be detached from the counterparts and attached to a single copy of this consent to physically form one document.

In Witness Whereof, the Parties have executed this Agreement as of the Effective Date.

Easby Land & Cattle Company, LLC

By:	/s/ G. A. Harrington
G. A. Harrington, Authorized Agent

Address:
EASBY Land & Cattle Company, LLC
Attn: G.A. Harrington, Manager
201 Portage Avenue #1800
Winnipeg, MB
Email: info@vaxaglobal.com

Two Rivers Water & Farming Company

By:	/s/ Wayne Harding
Wayne Harding, Chief Executive Officer

Address:
Two Rivers Water & Farming Company
Attn: Wayne Harding, Chief Executive Officer
3025 South Parker Road, Suite 140
Aurora, Colorado 80014
Email: wharding@2riverswater.com